SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                            ------------------------

                                    FORM 8-K

                             -----------------------

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 8, 1996

                             LILLY INDUSTRIES, INC.

             (Exact name of registrant as specified in its charter)

                                     INDIANA

                 (State or other jurisdiction of incorporation)

         0-6953                                        35-0471010
(Commission File Number)                   (IRS Employer Identification No.)

                              733 South West Street
                           Indianapolis, Indiana 46225
              (Address of principal executive offices)   (Zip Code)

         Registrant's telephone number, including area code: (317) 687-6700




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Item 2.       Acquisition or Disposition of Assets.

     Pursuant to the terms and subject to the conditions of a Merger Agreement, dated March 4, 1996 (the "Merger Agreement"), by and among Lilly Industries, Inc., an Indiana corporation ("Lilly Industries"), LP Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Lilly Industries ("LP"), and Guardsman Products, Inc., a Delaware corporation ("Guardsman"), (i) LP acquired 9,322,583 shares, or approximately 96.5%, of the outstanding shares of Common Stock, par value $1.00 per share (the "Shares"), of Guardsman, and the associated Preferred Stock Purchase Rights (the "Rights") issued pursuant to the Rights Agreement, dated August 8, 1986, as amended, between Guardsman and
Chemical Bank, as Rights Agent, (unless the context otherwise requires, all references to Shares shall include the Rights) pursuant to a cash tender offer of $23 per share for all the outstanding stock of Guardsman (the "Offer"); and
(ii) subsequent to the acceptance of the Shares tendered in the Offer, LP was merged with and into Guardsman (the "Merger"), with Guardsman surviving the Merger. As a result of the Merger, the separate corporate existence of LP has terminated, Guardsman is now a wholly-owned subsidiary of Lilly Industries and all of the remaining outstanding Shares (other than any Shares held by Lilly Industries or any wholly-owned subsidiary of Lilly Industries or in the treasury of Guardsman or by any wholly-owned subsidiary of Guardsman) have been converted into the right to receive $23 net per share in cash. The per Share purchase price of $23.00 paid in the Offer and Merger was determined as a result of arms' length negotiations between Lilly Industries and Guardsman.

     The Offer expired on April 4, 1996; the Shares tendered in the Offer were accepted for purchase on April 8, 1996; and the Merger was effectuated on April 8, 1996.

     To finance the Offer and Merger, Lilly Industries obtained commitments for $300 million of senior secured credit facilities (the "Credit Facilities"). The Credit Facilities, which were arranged through First Chicago Capital Markets and syndicated to several financial institutions, consist of (i) a $175 million, six-year term loan, (ii) a $50 million, seven and one-half year term loan, and
(iii)  a  $75  million   revolving  credit   facility.   Lilly  Industries  used
approximately $275 million of the proceeds from the Credit Facilities (the "Proceeds") to pay-off existing debt and fund the initial purchase of Shares in the Offer and to pay related expenses of the Offer. Additionally, Lilly Industries expects to use approximately $15.0 million of the Proceeds during the next 90 days to pay $23 per Share to the holders of the remaining outstanding Shares pursuant to the terms of the Merger and to pay other related expenses.

     Guardsman is engaged in the business of manufacturing, formulating and selling industrial coatings and specialty chemical products to manufacturing and industrial sectors, and the manufacture and distribution of various consumer products. Guardsman's consumer products include furniture polishes, wood treatments, dust clothes, cleaning fluids, paint sundries and other household products. Lilly Industries intends to continue the business conducted by Guardsman.

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Item 7.       Financial Statements and Exhibits.

(a)      Financial Statements of Business Acquired:

         The following audited consolidated financial statements of Guardsman are filed herewith as Exhibit 99:

         1.       Report of Independent Public Accountants
         2.       Consolidated Balance Sheets as of December 31, 1995 and 1994
         3. Consolidated Statements of Income for the Years Ended December 31, 1995, 1994 and 1993
         4. Consolidated Statements of Stockholders' Equity for the Years Ended December 31, 1995, 1994 and 1993
         5. Consolidated Statements of Cash Flows for the Years Ended December 31, 1995, 1994 and 1993
         6.       Notes to Consolidated Financial Statements

(b)      Pro Forma Financial Information:

         As of the date of filing of this Current Report on Form 8-K, it is impracticable for the Registrant to provide the pro forma financial information required by this Item 7(b). Therefore, in accordance with Item 7(b)(2) of Form 8-K, such pro forma financial information will be filed by amendment to this Form 8-K as soon as practicable, but no later than 60 days from the date of filing of this Form 8-K (June 20, 1996).

(c)      Exhibits:

         The following exhibits are filed as a part of this report:

         Exhibit 2 Merger Agreement, dated March 4, 1996, by and among Lilly Industries, Inc., LP Acquisition Corporation, and Guardsman Products, Inc.

         Exhibit 4 Credit Agreement, dated as of April 8, 1996, between Lilly Industries, Inc.,the Lenders Signatory Thereto, NBD Bank, N.A., as Agent, and Harris Trust and Savings Bank, Comerica Bank, Mercantile Bank of St. Louis, and Bank One, Indianapolis, N.A., as Co-Agents

         Exhibit 23 Consent of Independent Public Accountnts.(To be filed by amendment under cover of Form 8-K/A with the prO forma financial information.)

         Exhibit 99 Guardsman Products, Inc. Audited Consolidated Financial Statements, Notes to Consolidated Financial Statements, and report of Independent Public Accountants as of December 31, 1995 and for the period then ended.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                           By:      /s/ Douglas W. Huemme
                                                    Douglas W. Huemme,
                                                    Chief Executive Officer
                                                     and President

Dated: April 22, 1996